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                                                                    EXHIBIT 99.1

[NATCO GROUP LOGO]


2950 North Loop West, Suite 700
Houston, TX  77092
PHONE: (713) 685-8062  FAX: (713) 683-7841

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NATCO GROUP ANNOUNCES THIRD QUARTER RESULTS            HOUSTON, NOVEMBER 4, 2002

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NATCO Group Inc. (NYSE: NTG - "the Company") today announced third quarter 2002 revenue and net loss respectively of $66.6 million and $0.3 million ($0.02 loss per diluted share) compared to third quarter 2001 revenue and net income of $74.5 million and $1.8 million ($0.11 per diluted share). The Company's EBITDA for the quarter (defined as gross profit less selling, general and administrative expense) was $1.6 million compared to $6.8 million in the third quarter of 2001.

Chairman and Chief Executive Officer, Nat Gregory said, "We are disappointed to report our first quarterly loss as a public company. The results were influenced by market conditions that are causing delays and deferrals of customer projects worldwide. Of real significance in this quarter were three issues: a temporary reduction in revenue from Petroleos Mexicanos ("Pemex"); absence of significant Engineered Systems revenue, in spite of a record backlog; and continued weakness in the Canadian market. Although disappointing, we do not think these issues diminish our earnings potential or market position going forward."

"As to Pemex," Gregory went on to say, "fourth quarter revenue will mark a significant improvement over the third quarter. We anticipate further growth in Pemex revenue in the future although results may continue to vary from quarter to quarter. As to Engineered Systems, we are still in a rebuilding period after several years which were dominated by a few large, successful projects that wound down by the end of 2001. There is always a risk in transition that slow periods and project delays will have a negative impact on revenue in any one quarter, which happened here. But we remain optimistic about the future, particularly given our strong backlog and prospects for new work over the next six to nine months."

Gregory further indicated that in reaction to continuing weakness in the Canadian market, after the end of the third quarter the Company initiated action to significantly reduce costs and restructure Canadian operations to improve profitability. The Company is in the process of quantifying the cost of this restructuring.

North American Operations reported revenue in the third quarter of $32 million, down 17% year over year. As noted above, Pemex revenue was not significant in the quarter, and Canadian revenue was down 29% year over year. US branch revenue in the third quarter was also lower due to market conditions, but revenue per active US drilling rig in the third quarter was up 9% year over year. Revenues from CO2 parts and service were relatively strong and offset a shortfall at the Company's Sacroc CO2 processing facility.

Gross margin percentage for North American Operations in the third quarter was 25.2%, up from 23.3% in the prior year reflecting improved price and performance as well as mix of business, offset partly by lower infrastructure utilization. Operating expenses in the third quarter were 9% higher than prior year due to lower utilization rates of field service personnel, as well as higher employee medical costs. North American Operations EBITDA contribution for the quarter was $2.1 million, down 40% year over year. The Company anticipates a significant increase in EBITDA contribution for the fourth quarter, due in part to Pemex work which will be completed before year end.

Engineered Systems revenue in the third quarter was down 14% year over year. Gross margin percentage of 19.4% was lower than prior year of 34.6%. Prior year margins benefited significantly from several large, well executed projects in their late stages of completion. Underutilization of engineering resources in the third quarter had a negative impact on
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margins. Expenses in Engineered Systems were down modestly year over year, and
EBITDA contributed in the quarter was $0.4 million. Bookings in the quarter were up year over year by over 50%, and Engineered Systems backlog as of September 30 was a record $91 million. Current backlog includes a $10 million West Africa project awarded in June, for which startup was suspended during the quarter. The Company expects the project to be reactivated before year-end.

Automation and Control Systems revenue in the third quarter was up 16% year over year. Gross margin percentage of 17.2% was down from 18.6% in the prior year, due primarily to performance on one project and increased labor burdens reflecting higher employee medical costs. Operating expenses were flat year over year, and EBITDA contribution for the quarter from Automation and Control Systems was $1.0 million, 17% higher than prior year. The Company's results were also affected by demobilization of Gulf of Mexico offshore service personnel due to Hurricane Isadore at the end of September.

Spending on technology and product development for the third quarter was down 16% from prior year. Corporate and other expenses were down significantly, primarily as a result of reductions in bonus programs tied to profitability. Overall expenses in the Company have been affected negatively by increases in employee medical costs. The Company is reviewing measures to reduce its net cost in this area.

During the quarter, the Company benefited relative to prior year periods from adoption of SFAS No. 142 "Goodwill and Other Intangible Assets" effective January 1, 2002, which eliminated goodwill amortization expense. For comparison, net income for the quarter ended September 30, 2001 before goodwill amortization would have been $2.8 million ($0.18 per diluted share). The Company's effective tax rate for the current year reflects the impact of no longer recording goodwill amortization expense.

Working capital as of September 30, 2002 was $42.7 million, up just slightly from the June 30, 2002 balance of $42.6 million. Overall, debt increased to $61.4 million as of September 30, 2002, compared to $60.6 million as of June 30, 2002. The Company's debt to capitalization ratio as of September 30, 2002 was 40.2%. The weighted average interest rate on outstanding debt as of September 30, 2002 was 4.4%.

NATCO Group Inc. is a leading provider of wellhead process equipment, systems and services used in the production of oil and gas. NATCO has designed, manufactured and marketed production equipment and services for more than 75 years. NATCO production equipment is used onshore and offshore in most major oil and gas producing regions of the world.

Statements made in this press release that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risk and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NATCO Group Inc. with the Securities and Exchange Commission, including its Form S-1 and the Annual Report on Form 10-K, which identifies significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.
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                        NATCO GROUP INC. AND SUBSIDIARIES

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                     SEPTEMBER 30,      DECEMBER 31,
                                                                                                         2002               2001
                                                                                                     -------------      ------------
                                                            ASSETS
Current assets:
  Cash and cash equivalents ..................................................................         $   2,366          $   3,093
  Trade accounts receivable, net .............................................................            74,931             67,922
  Inventories ................................................................................            35,084             37,517
  Prepaid expenses and other current assets ..................................................             6,716              6,725
                                                                                                       ---------          ---------
        Total current assets .................................................................           119,097            115,257
Property, plant and equipment, net ...........................................................            31,484             31,003
Goodwill, net ................................................................................            80,155             79,907
Deferred income tax assets, net ..............................................................             3,529              4,378
Other assets, net ............................................................................             2,033              2,206
                                                                                                       ---------          ---------
        Total assets .........................................................................         $ 236,298          $ 232,751
                                                                                                       =========          =========

                                             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current installments of long-term debt .....................................................         $   7,097          $   7,000
  Accounts payable ...........................................................................            32,045             30,440
  Accrued expenses and other .................................................................            33,011             34,781
  Customer advances ..........................................................................             4,286              5,925
                                                                                                       ---------          ---------
        Total current liabilities ............................................................            76,439             78,146
Long-term debt, excluding current installments ...............................................            54,277             51,568
Postretirement benefit and other long-term liabilities .......................................            14,275             14,107
                                                                                                       ---------          ---------
        Total liabilities ....................................................................           144,991            143,821
                                                                                                       ---------          ---------
Stockholders' equity:
  Preferred stock $.01 par value. Authorized 5,000,000
    shares; no shares issued and outstanding .................................................                --                 --

  Class A Common stock, $.01 par value. Authorized
    45,000,000 shares; issued and outstanding 15,803,797 and
    15,469,078 shares as of September 30, 2002 and December 31, 2001, respectively ...........               158                155
  Class B Common stock, $.01 par value. Authorized 5,000,000
   shares; issued and outstanding  334,719 shares as of December 31, 2001 ....................                --                  3
  Additional paid-in capital .................................................................            97,223             97,223
  Accumulated earnings .......................................................................             7,428              4,857
  Treasury stock, 795,692 shares at cost as of September 30, 2002 and
     December 31, 2001 .......................................................................            (7,182)            (7,182)
  Accumulated other comprehensive loss .......................................................            (2,677)            (2,858)
  Notes receivable from officers and stockholders ............................................            (3,643)            (3,268)
                                                                                                       ---------          ---------
        Total stockholders' equity ...........................................................            91,307             88,930
                                                                                                       ---------          ---------
Commitments and contingencies
        Total liabilities and stockholders' equity ...........................................         $ 236,298          $ 232,751
                                                                                                       =========          =========

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                        NATCO GROUP INC. AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                            SEPTEMBER 30,                      SEPTEMBER 30,
                                                                      -------------------------         ---------------------------
                                                                        2002             2001             2002              2001
                                                                      --------         --------         ---------         ---------
Revenues .....................................................        $ 66,563         $ 74,522         $ 214,537         $ 219,991
Cost of goods sold ...........................................          51,655           53,905           163,704           163,076
                                                                      --------         --------         ---------         ---------
          Gross profit .......................................          14,908           20,617            50,833            56,915
Selling, general and administrative expense ..................          13,299           13,828            39,863            38,490
Depreciation and amortization expense ........................           1,288            2,176             3,640             5,962
Unusual charge ...............................................              --               --                --             1,600
Interest expense .............................................           1,280            1,456             3,423             3,745
Interest cost on postretirement benefit liability ............             122              122               367               766
Interest income ..............................................             (47)            (129)             (174)             (237)
Other income, net ............................................            (271)             (61)             (236)              (46)
                                                                      --------         --------         ---------         ---------

          Income (loss) before income taxes ..................            (763)           3,225             3,950             6,635
Income tax provision (benefit) ...............................            (427)           1,458             1,379             2,972
                                                                      --------         --------         ---------         ---------
          Net income (loss) ..................................        $   (336)        $  1,767         $   2,571         $   3,663
                                                                      ========         ========         =========         =========
EARNINGS (LOSS)  PER SHARE:
  Basic ......................................................        $  (0.02)        $   0.11         $    0.16         $    0.23
  Diluted ....................................................        $  (0.02)        $   0.11         $    0.16         $    0.23
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
  Basic ......................................................          15,804           15,747            15,804            15,732
  Diluted ....................................................          15,804           15,941            15,937            16,009
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                        NATCO GROUP INC. AND SUBSIDIARIES

                          UNAUDITED SEGMENT INFORMATION
                                 (IN THOUSANDS)

                                                                Three Months Ended                         Nine Months Ended
                                                                   September 30,                             September 30,
                                                            ----------------------------             -----------------------------
                                                              2002                2001                 2002                 2001
                                                            --------             -------             --------             --------
Revenue:
North American Operations                                     32,067              38,628              104,386              110,790
Engineered Systems                                            23,694              27,560               79,113               79,968
Automation & Control Systems                                  12,865              11,074               37,860               36,172
Eliminations                                                  (2,063)             (2,740)              (6,822)              (6,939)
                                                            --------             -------             --------             --------
Total Revenue                                                 66,563              74,522              214,537              219,991
                                                            ========             =======             ========             ========
Gross Profit:
North American Operations                                      8,092               9,019               26,972               26,555
Engineered Systems                                             4,599               9,543               16,923               23,297
Automation & Control Systems                                   2,217               2,055                6,938                7,063
Eliminations                                                      --                  --                   --                   --
                                                            --------             -------             --------             --------
Total Gross Profit                                            14,908              20,617               50,833               56,915
                                                            ========             =======             ========             ========
Gross Profit % of Revenue:
North American Operations                                       25.2%               23.3%                25.8%                24.0%
Engineered Systems                                              19.4%               34.6%                21.4%                29.1%
Automation & Control Systems                                    17.2%               18.6%                18.3%                19.5%
Total Gross Profit % of Revenue                                 22.4%               27.7%                23.7%                25.9%

Operating Expenses:
North American Operations                                      6,020               5,541               17,709               16,481
Engineered Systems                                             4,165               4,178               12,367               10,856
Automation & Control Systems                                   1,170               1,158                3,473                3,447
Technology & Product Development                                 882               1,048                2,561                2,752
Corporate and Other                                            1,062               1,903                3,753                4,954
                                                            --------             -------             --------             --------
Total Operating Expenses                                      13,299              13,828               39,863               38,490
                                                            ========             =======             ========             ========
EBITDA:
North American Operations                                      2,072               3,478                9,263               10,074
Engineered Systems                                               434               5,365                4,556               12,441
Automation & Control Systems                                   1,047                 897                3,465                3,616
Technology & Product Development                                (882)             (1,048)              (2,561)              (2,752)
Corporate and Other                                           (1,062)             (1,903)              (3,753)              (4,954)
                                                            --------             -------             --------             --------
Total EBITDA                                                   1,609               6,789               10,970               18,425
                                                            ========             =======             ========             ========
Bookings:
North American Operations                                     30,461              35,389               91,476              110,811
Engineered Systems                                            28,530              18,759               98,946               66,719
Automation & Control Systems                                  12,148              14,847               31,125               38,074
                                                            --------             -------             --------             --------
Total Bookings                                                71,139              68,995              221,547              215,604
                                                            ========             =======             ========             ========

                                                                                                          As of September 30,
                                                                                                     -----------------------------
                                                                                                       2002                 2001
                                                                                                     --------             --------
Backlog:
North American Operations                                                                              13,849               21,353
Engineered Systems                                                                                     91,344               65,868
Automation & Control Systems                                                                            3,078                8,503
                                                                                                     --------             --------
Total Backlog                                                                                         108,271               95,724
                                                                                                     ========             ========
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